UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2015
First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)
(608) 238-8008
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 29, 2015, First Business Financial Services, Inc. (the “Company”) announced its earnings for the quarter and year ended December 31, 2014. A copy of the Company’s press release containing this information is being “furnished” as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2015, the Board of Directors (the “Board”) of First Business Financial Services, Inc. (the “Company”) announced that Senior Vice President James F. Ropella, 55, will postpone his retirement and resume his role as Chief Financial Officer of the Company, following David R. Papritz’s decision to resign from the Company after four months as Chief Financial Officer, effective January 30, 2015. Mr. Papritz informed First Business that his decision is based on personal and family reasons that are unrelated to the Company’s business, strategy and financial condition. Mr. Ropella served as Chief Financial Officer of the Company from 2000 until 2014 when Mr. Papritz was appointed Chief Financial Officer in connection with Mr. Ropella’s announcement of his retirement.
Mr. Ropella’s salary will be $260,000, and he will continue to be eligible to participate in the Company’s Annual Incentive Bonus Program with a targeted payout range of 30%, the Company’s 401(k) Plan and the Company’s 2012 Equity Incentive Plan. Mr. Ropella will also remain eligible for all other benefits currently available to him, including the Company’s medical, dental, disability, group and executive life insurance plans. Except for a change in control agreement entered into between Mr. Ropella and the Company as of August 6, 2007 and a previously disclosed consulting arrangement which will be deferred, there are no other contracts, plans or arrangements between Mr. Ropella and the Company.
There have been no transactions and there are no currently proposed transactions to which the Company was or is a participant and in which Mr. Ropella had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K. Further, Mr. Ropella is not related to any member of the Board or any other executive officers of the Company.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is being “furnished” as part of this Current Report on Form 8-K:

99.1	Press release of the registrant dated January 29, 2015, containing financial information for its quarter and year ended December 31, 2014.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 29, 2015	FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ Barbara M. Conley
	Name:	Barbara M. Conley
	Title:	General Counsel

FIRST BUSINESS FINANCIAL SERVICES, INC.
Exhibit Index to Current Report on Form 8-K

Exhibit Number

99.1	Press release of the registrant dated January 29, 2015, containing financial information for its quarter and year ended December 31, 2014.